Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746HZ7	FACE AMOUNT: $
REGISTERED NO. 1

WELLS FARGO & COMPANY

Principal Protected Inflation Plus Equity Notes

Linked to the Consumer Price Index and the S&P 500 Index® due October 7, 2011

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date (as defined below) and to pay interest on the Face Amount of this Security from July 7, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Interest Payment Dates specified herein at the Interest Rate specified herein until the Maturity Payment Amount is paid or made available for payment.

References in this Security to the “Face Amount” of this Security or the Securities of this series shall mean the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®,” and “500®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Company. This Security, based on the performance of the S&P 500 Index, is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”, which term, as used herein, includes its successors), and S&P makes no representation regarding the advisability of investing in this Security.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the address of the Person entitled thereto as such address appears in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. Payment of the Maturity Payment Amount and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security, the sum of (i) $1,000 and (ii) the Equity Bonus, if any, plus any accrued and unpaid interest to, but excluding, the Stated Maturity Date.

Set forth below are certain defined terms used in this Security in connection with the determination of the Maturity Payment Amount.

“Business Day” shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Minneapolis, Minnesota or New York, New York are authorized or required by law or executive order to remain closed.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement dated as of July 7, 2004 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the interest, if any, payable on this Security, the Equity Bonus, if any, and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agency Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

“Capped Quarterly Return” for any Measurement Period shall be calculated based on the Starting Index Level and the Ending Index Level of such Measurement Period and shall be equal to the lesser of:

•	Ending Index Level – Starting Index Level x 100; and

                            Starting Index Level

•	5.00%.

“Closing Level” generally shall mean the last reported level of the S&P 500 Index at 4:00 p.m., New York City time, as reported by S&P.

“CPI Interest Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the sum of all interest payments paid or payable on such $1,000 Face Amount of this Security in accordance with its terms to and including the Stated Maturity Date.

“Ending Index Level” for any Measurement Period shall be the Closing Level of the S&P 500 Index on the Measurement Date on which the Measurement Period ends. As a result, the Ending Index Level for any Measurement Period (other than the final Measurement Period) shall be the Starting Index Level for the next Measurement Period.

“Equity Bonus” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the greater of (i) zero and (ii) the S&P 500 Return Amount minus the CPI Interest Amount.

A “Market Disruption Event” with respect to the S&P 500 Index will occur on any day if the Calculation Agent determines any of the following:

•	A material suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor index has occurred on that day, in each case, during the one-half hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which those stocks are traded or, if in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. A “trading system” includes bulletin board services.

•	A material suspension or material limitation has occurred on that day, in each case, during the one-half hour period preceding the close of trading in options or futures contracts related to the S&P 500 Index or any successor index, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•	Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor index or in respect of options or futures contracts related to the S&P 500 Index or any successor index, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market for that security.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	close of trading means 4:00 p.m., New York City time.

“Measurement Dates” shall mean the last Trading Day of March, June, September and December of each year, beginning June 30, 2004, except that if a Market Disruption Event occurs or is continuing on any such day, as determined by the Calculation Agent, the Measurement Date shall be the next succeeding Trading Day on which no Market Disruption Event occurs or is continuing. The final Measurement Date shall be the last Trading Day of September 2011, subject to postponement in accordance with the preceding sentence.

“Measurement Period” shall mean the period between any two consecutive Measurement Dates.

“S&P 500 Index” shall mean the S&P 500 Index as calculated by S&P.

“S&P 500 Return Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the product of:

•	$1,000; and

•	the sum of the Capped Quarterly Returns for 29 quarterly Measurement Periods.

“Starting Index Level” for any Measurement Period shall the Closing Level of the S&P 500 Index on the Measurement Date on which the Measurement Period commences. The Starting Index Level for the first Measurement Period shall be 1140.84, the Closing Level of the S&P 500 Index on June 30, 2004.

“Stated Maturity Date” shall mean October 7, 2011, subject to postponement if a Market Disruption Event occurs. If the final Measurement Date is postponed due to the occurrence or continuance of a Market Disruption Event, the Stated Maturity Date shall be the later of (i) the date which is three Business Days after the final Measurement Date and (ii) October 7, 2011.

“Trading Day” is each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which the New York Stock Exchange, The Nasdaq National Market and the American Stock Exchange are open for trading.

Payment of Interest

The Company shall pay interest on this Security on each Interest Payment Date at the Interest Rate specified below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. Interest on this Security will accrue from and including July 7, 2004 to but excluding the first Interest Payment Date and then from and including each Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date. Interest on this Security will be paid on the basis of a 360-day year comprised of twelve 30-day months.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Set forth below are certain defined terms used in this Security in connection with the payment of interest on this Security.

“Interest Payment Dates” shall mean July 7 of each year beginning July 7, 2005 and ending July 7, 2011 and the Stated Maturity Date.

The “Interest Rate” that shall apply to an interest payment for an Interest Payment Date shall be equal to the annual percentage change in the Consumer Price Index and therefore a percentage equal to the greater of (i) zero and (ii) the product of:

•	100; and

•	Ref CPI(n) - 1

          Ref CPI (n-1)

where

“Ref CPI” shall mean the U.S. Department of Treasury’s reference Consumer Price Index for the first day of July, which is the Consumer Price Index for the preceding April,

“Ref CPI(n)” shall mean the Ref CPI preceding such Interest Payment Date, and

“Ref CPI (n-1)” shall mean the Ref CPI preceding the prior Interest Payment Date; provided that (i) the Ref CPI (n-1) for the first Interest Payment Date shall be 188.00, the Ref CPI for 2004 and (ii) the Ref CPI (n-1) for the last Interest Payment Date (the Stated Maturity Date) shall be the Ref CPI for 2010.

“CPI” or “Consumer Price Index” shall mean, for purposes of this Security, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor.

In calculating the Interest Rate for any Interest Payment Date, the Calculation Agent will use the most recently available level of the Consumer Price Index for the preceding April as of the second Business Day immediately preceding such Interest Payment Date, even if the level has been adjusted from a previously reported level. If a level of the Consumer Price Index that has been used by the Calculation Agent to determine the Interest Rate is subsequently revised by the Bureau of Labor Statistics of the U.S. Department of Labor, the Calculation Agent will continue to use the previously reported level and the Interest Rate determined will not be revised.

If the Consumer Price Index is rebased to a different year, the Calculation Agent will continue to use the Consumer Price Index based on the base reference period in effect on July 7, 2004, as long as that Consumer Price Index continues to be published.

If the Consumer Price Index for a particular month is not reported by the last day of the following month, the current practice of the U.S. Department of Treasury is to announce an index number based on the last twelve-month change in the Consumer Price Index. If the Consumer Price Index for April of any year after 2004 is not reported by May 31 of such year, the Calculation Agent will determine the Interest Rate for the next interest payment based on the index number that the U.S. Department of Treasury has announced or, if such number is not so announced, based on the last available twelve-month change in the Consumer Price Index.

If, while this Security is outstanding, the Consumer Price Index is:

•	discontinued;

•	in the judgment of the U.S. Secretary of the Treasury, fundamentally altered in a manner materially adverse to the interests of an investor in the U.S. Treasury’s inflation-indexed securities; or

•	in the judgment of the U.S. Secretary of the Treasury, altered by legislation or executive order in a manner materially adverse to the interests of an investor in the U.S. Treasury’s inflation-indexed securities;

the U.S. Treasury has stated that it will, after consulting with the Bureau of Labor Statistics, substitute an appropriate alternative index for the Consumer Price Index. The U.S. Treasury will then notify the public of the alternative index and how it will be applied to the U.S. Treasury’s inflation-indexed securities, and the Calculation Agent will apply this alternative index in the same manner for all purposes with regard to this Security, and all references in this Security to the Consumer Price Index will be deemed to be references to this alternative index.

Discontinuance Of The S&P 500 Index; Alteration Of Method Of Calculation

If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index, then any subsequent Closing Level will be determined by reference to the level of such successor or substitute index (in any such case, a “successor index”) at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Company will promptly give notice to the Holders of the Securities of this series.

If S&P discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on, the date that any Closing Level is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will determine each subsequent Closing Level to be used in computing the Equity Bonus. Each such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the S&P 500 Index last in effect prior to such discontinuance, using the Closing Price (or, if trading in the relevant security has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500 Index on the primary organized U.S. exchange or trading system. “Closing Price” means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized U.S. exchange or trading system on which such security is then listed or admitted to trading.

If a successor index is selected or the Calculation Agent calculates a Closing Level as a substitute for the S&P 500 Index, such successor index or Closing Level will be used as a substitute for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If at any time the method of calculating the S&P 500 Index or a successor index, or the Closing Level thereof, is changed in a material respect, or if the S&P 500 Index or a successor index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index or such successor index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that any Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the Closing Level and the Equity Bonus with reference to the S&P 500 Index or such successor index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of the S&P 500 Index or such successor index as if it had not been modified (for example, as if such split had not occurred).

Calculation Agent

The Calculation Agent will determine the Interest Rate, if any, the Equity Bonus, if any, and the Maturity Payment Amount. In addition, the Calculation Agent will:

•	determine the Interest Rate under various circumstances;

•	determine if adjustments are required to the Closing Level under the circumstances described in this Security;

•	if publication of the S&P 500 Index is discontinued, select a successor index or, if no successor index is available, determine the Closing Levels; and

•	determine whether a Market Disruption Event has occurred and whether the Stated Maturity Date will be postponed.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Howard I. Atkins
	Its:	Executive Vice President and Chief Financial Officer
[SEAL]

Attest:
Rachelle Graham
	Its:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the
series designated therein described
in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Principal Protected Inflation Plus Equity Notes

Linked to the Consumer Price Index and the S&P 500 Index® due October 7, 2011

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $22,306,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to October 7, 2011. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the Stated Maturity Date and the Measurement Date at the end of the final Measurement Period. In such event, the Consumer Price Index used in the numerator of the fraction used to calculate the Interest Rate will be the most recent Consumer Price Index published by the Bureau of Labor Statistics and the Consumer Price Index used in the denominator of the fraction used to calculate the Interest Rate will be the Consumer Price Index for the April preceding the acceleration date. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (i) to treat this Security as a single debt instrument subject to the Treasury regulations governing contingent payment debt instruments, (ii) to report all income (or loss) with respect to this Security according to those Treasury regulations, and (iii) to be bound by the Company’s determination of the “comparable yield” and the “projected payment schedule” (within the meaning of such Treasury regulations) for this Security, unless such beneficial owner timely discloses and justifies in its federal income tax return the use of a different comparable yield and projected payment schedule.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within

90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest and the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the interest or the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common
TEN ENT —	as tenants by the entireties
JT TEN —	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                              attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.